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                                                                         EXHIBIT

                                    AGREEMENT

         The undersigned hereby agree in writing pursuant to the provisions of Rule 13d-1(k)(1)(iii) promulgated under the Securities Exchange Act of 1934, as amended, that the Schedule 13G to which this Agreement is attached is filed on behalf of each of the undersigned.

Dated:  February 7, 2001

                                             /s/ RICHARD C. SEAVER
                                             -----------------------------------
                                                 Richard C. Seaver


                                             RICHARD C. SEAVER LIVING TRUST
                                             DATED JULY 31, 1991


                                             By: /s/ RICHARD C. SEAVER
                                                --------------------------------
                                                     Richard C. Seaver, Trustee